UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

BALL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000 Broomfield, Colorado	80021-2510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 469-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.     Unregistered Sales of Equity Securities.

On October 26, 2015, Ball Corporation (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) by and among the Company, Ball International Holdings, B.V., a private company with limited liability under the laws of the Netherlands and a wholly owned subsidiary of the Company (“Ball International”), and Participações Industriais do Nordeste S.A., a Brazilian corporation (“PIN”), pursuant to which the Company agreed, subject to the satisfaction of certain customary closing conditions, to issue, from the Company’s treasury shares, 5,729,662 shares of common stock of the Company, no par value (the “Common Stock”), to Ball International, and Ball International agreed to exchange such shares of Common Stock for 30,553,128 common shares of Latapack S.A., a Brazilian company (“Latapack”), which constitute approximately 76.3% of the total issued and outstanding common shares of Latapack. Latapack owns 50% of the Company’s Latapack-Ball joint venture in Brazil. The Company has also reached agreement with a private individual to exchange the remaining 3.6% of Latapack not already owned by the Company for approximately 270,000 treasury shares of the Company.

The Company will issue the Common Stock pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION

Date: October 30, 2015	By:	/s/ Charles E. Baker
Charles E. Baker
Vice President, General Counsel and Corporate Secretary

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